Exhibit 4.3

PHILLIPS 66 PARTNERS LP
3.605% SENIOR NOTES DUE 2025
_______________________________________________
SECOND SUPPLEMENTAL INDENTURE
Dated as of February 23, 2015
To
INDENTURE
Dated as of February 23, 2015
______________________________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee
______________________________________________

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
(c)	N.A.
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	3.05
(b)	12.03
(c)	12.03
313(a)	8.06
(b)(1)	N.A.
(b)(2)	8.06; 8.07
(c)	8.06; 12.02
(d)	8.06
314(a)	12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	8.01
(b)	8.05; 12.02
(c)	8.01
(d)	8.01
(e)	7.11
316(a) (last sentence)	3.09
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
(c)	3.12
317(a)(1)	7.08
(a)(2)	7.09

(b)	3.04
318(a)	12.01
(b)	N.A.
(c)	12.01
N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS
Page
ARTICLE 1
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES    2

Section 1.01	Application of this Supplemental Indenture 2

Section 1.02	Effect of this Supplemental Indenture 2
ARTICLE 2
DEFINITIONS AND INCORPORATION
BY REFERENCE    3

Section 2.01	Definitions. 3

Section 2.02	Other Definitions. 9

Section 2.03	Incorporation by Reference of the TIA. 9

Section 2.04	Rules of Construction. 9
ARTICLE 3
THE NOTES    10

Section 3.01	Form and Dating. 10

Section 3.02	Execution and Authentication. 11

Section 3.03	Registrar and Paying Agent. 11

Section 3.04	Paying Agent to Hold Money in Trust. 11

Section 3.05	Holder Lists. 12

Section 3.06	Transfer and Exchange. 12

Section 3.07	Replacement Notes. 16

Section 3.08	Outstanding Notes. 17

Section 3.09	Treasury Notes. 17

Section 3.10	Temporary Notes. 17

Section 3.11	Cancellation. 18

Section 3.12	Defaulted Interest. 18

Section 3.13	CUSIP Numbers. 18
ARTICLE 4
REDEMPTION AND PREPAYMENT    18

Section 4.01	Notices to Trustee. 18

Section 4.02	Selection of Notes to Be Redeemed. 19

Section 4.03	Notice of Redemption. 19

Section 4.04	Effect of Notice of Redemption. 20

Section 4.05	Deposit of Redemption or Purchase Price. 20

Section 4.06	Notes Redeemed or Purchased in Part. 21

i

Section 4.07	Optional Redemption. 21

Section 4.08	Mandatory Redemption. 22
ARTICLE 5
COVENANTS    22

Section 5.01	Payment of Notes. 22

Section 5.02	Maintenance of Office or Agency. 22

Section 5.03	Reports. 23

Section 5.04	Compliance Certificate. 23

Section 5.05	Further Instruments and Acts. 24

Section 5.06	Existence. 24

Section 5.07	Taxes. 24

Section 5.08	Waiver of Stay, Extension and Usury Laws. 24

Section 5.09	Liens. 24

Section 5.10	Limitation on Sale-Leaseback Transactions. 27

Section 5.11	Future Guarantors. 28
ARTICLE 6
SUCCESSORS    28

Section 6.01	Consolidation, Merger, Conveyance or Transfer. 28

Section 6.02	Successor Issuer Substituted. 28
ARTICLE 7
AMENDMENT, SUPPLEMENT AND WAIVER    29

Section 7.01	Without Consent of Holders of Notes. 29

Section 7.02	With Consent of Holders of Notes. 30

Section 7.03	Limitations. 30

Section 7.04	Compliance with Trust Indenture Act. 31

Section 7.05	Revocation and Effect of Consents. 31

Section 7.06	Notation on or Exchange of Notes. 31

Section 7.07	Trustee Protected. 31
ARTICLE 8
GUARANTEE    32

Section 8.01	Unconditional Guarantee. 32

Section 8.02	Limitation on Guarantors’ Liability. 33

Section 8.03	Release of Guarantors from Guarantee. 33
ARTICLE 9
MISCELLANEOUS    34

Section 9.01	Trust Indenture Act Controls. 34

ii

Section 9.02	Notices. 34

Section 9.03	Communication by Holders with Other Holders. 36

Section 9.04	Certificate and Opinion as to Conditions Precedent. 36

Section 9.05	Statements Required in Certificate or Opinion. 36

Section 9.06	Rules by Trustee and Agents. 36

Section 9.07	Legal Holidays. 37

Section 9.08	No Recourse Against Others. 37

Section 9.09	Counterparts. 37

Section 9.10	Governing Law. 37

Section 9.11	No Adverse Interpretation of Other Agreements. 37

Section 9.12	Successors. 37

Section 9.13	Severability. 38

Section 9.14	Table of Contents, Headings, Etc. 38

Section 9.15	Waiver of Jury Trial. 38

Section 9.16	Act of Holders. 38

Section 9.17	Judgment Currency. 39

Section 9.18	Force Majeure. 40

Section 9.19	FATCA 40

EXHIBITS
Exhibit A    FORM OF NOTE

iii

This SECOND SUPPLEMENTAL INDENTURE is dated as of February 23, 2015 (this “Supplemental Indenture”) among Phillips 66 Partners LP, a Delaware limited partnership, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee, under the indenture, dated as of February 23, 2015, among the same parties (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture and as it may be amended or supplemented from time to time in the future, the “Indenture”).
The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 3.605% Senior Notes due 2025 (the “Notes”):
RECITALS OF THE ISSUER
The Issuer has duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Issuer’s Securities, to be issued in one or more series as the Base Indenture provides.
Section 9.1(h) of the Base Indenture provides that the Issuer and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to provide for the issuance of and establish the form and terms and conditions of the Securities of any Series as permitted by Sections 2.1 and 2.2 of the Base Indenture.
Pursuant to Sections 2.1 and 2.2 of the Base Indenture, the Issuer desires to execute this Supplemental Indenture to establish the form and terms and conditions, and to provide for the issuance, of a series of senior notes designated as 3.605% Senior Notes due 2025 in an initial aggregate principal amount of $500,000,000.
From time to time subsequent to the date hereof, the Issuer may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with and pursuant to this Supplemental Indenture.
This Supplemental Indenture is subject to the provisions of the TIA, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid Obligations of the Issuer. All things necessary to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

ARTICLE I.
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES
Section 1.01    Application of this Supplemental Indenture
Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02 below, are expressly and solely for the benefit of the Holders of the Notes and shall not apply to any other Series of Securities that may be issued hereafter under the Base Indenture. The Notes constitute a Series of Securities as provided in Section 2.2 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
Section 1.02    Effect of this Supplemental Indenture
With respect to the Notes only, the Base Indenture shall be supplemented and amended pursuant to Section 9.1 thereof to establish the form and terms and conditions of the Notes as set forth in this Supplemental Indenture, including as follows:
(a)    Provisions of General Application and Securities. Sections 1.2 through 1.4 and Article II of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles 1 and 3, respectively, of this Supplemental Indenture;
(b)    Redemption. The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;
(c)    Covenants. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 5 of this Supplemental Indenture;
(d)    Successors. The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;
(e)    Amendments and Waivers. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;
(f)    Sinking Funds. The provisions of Article X of the Base Indenture are deleted in their entirety; and
(g)    Miscellaneous Provisions. The provisions of Article XI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture.
To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (g) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, but solely with respect to the Notes.

ARTICLE 2
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 2.01    Definitions.
All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture. The following are additional definitions used in this Supplemental Indenture.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Section 3.02 hereof as part of the same series as the Initial Notes.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), as used with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Base Indenture” has the meaning ascribed to such term in the first paragraph of the preamble of this Supplemental Indenture.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case as amended from time to time.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Early Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.
“Comparable Treasury Price” means (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.
“Consolidated Net Tangible Assets” means at any date of determination, the total amount of consolidated assets of the Issuer and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Issuer and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles in the United States.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the address set forth in Section 9.02 hereof, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Debt” of any Person means, without duplication, (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all Obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than trade letters of credit and documentary letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is not reimbursed by the third Business Day following demand for reimbursement, (4) all Obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (5) all capitalized lease Obligations of such Person, (6) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the Obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such Obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (i) the full amount of such Obligations and (ii) the fair market value of such assets, as determined in good faith by the board of directors of such Person, which determination shall be evidenced by resolutions of the board of directors of the General Partner, and (b) the amount of Obligations as have been assumed by such Person or which are otherwise such Person’s legal liability), and (7) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.
“Early Call Date” means November 15, 2024.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“General Partner” means Phillips 66 Partners GP LLC, a Delaware limited liability company.
“Global Note Legend” means the legend set forth in Section 3.06(f)(1) hereof, which is required to be placed on all Global Notes issued under the Indenture.
“Global Notes” means each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 3.01, 3.06(b), 3.06(c), 3.06(d) or 3.06(e) hereof.
“Guarantee” means any Obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other Obligation of any other Person and any Obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other Obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other Obligation of the payment thereof or to protect such obligee against loss in respect thereof

(in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means any Subsidiary of the Issuer that Guarantees the Notes in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Indenture” has the meaning ascribed to such term in the first paragraph of the preamble to this Supplemental Indenture.
“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Issuer or, if any such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by us.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $500,000,000 aggregate principal amount of Notes issued under the Indenture on the date hereof.
“Issuer” means Phillips 66 Partners LP, a Delaware limited partnership, until a successor replaces it and thereafter means the successor; provided, however, that, for purposes of any provision contained herein that is required by the TIA, “Issuer” shall also mean each other obligor, if any, of the Notes.
“Lien” means any mortgage, lien, pledge, security interest, charge, adverse claim, or other encumbrance.
“Maturity Date” means February 15, 2025.
“Notes” has the meaning ascribed to such term in the second paragraph of the preamble to this Supplemental Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Debt or in respect thereto.
“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the General Partner.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two of its Officers that meets the requirements of Section 9.05 hereof and is delivered to the Trustee.
“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer or an Affiliate of the Issuer.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Person” means any individual, corporation, partnership, joint venture, joint stock company, association, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“principal” of a Note means the principal of such Note plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Note.
“Principal Domestic Subsidiary” means any of the Issuer’s Subsidiaries that (i) has substantially all of its assets located in the United States, (ii) owns or leases, directly or indirectly, a Principal Property and (iii) in which the Issuer’s direct or indirect capital investment, together with the outstanding balance of (a) any loans and advances made to such Subsidiary by the Issuer or any other Subsidiary of the Issuer and (b) any Debt of such Subsidiary guaranteed by the Issuer or any other Subsidiary of the Issuer, exceeds $20,000,000.
“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Issuer or any of its Subsidiaries and used in the transportation, distribution, terminalling, gathering, treating, processing, marketing or storage of crude oil, natural gas, natural gas liquids and propane and refined petroleum products except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such property or asset, plant or terminal which, in the good faith opinion of the board of directors of the General Partner as evidenced by resolutions of the board of directors of the General Partner, is not of material importance to the total business conducted by the Issuer and its Subsidiaries, taken as a whole
“Reference Treasury Dealer” means each of (a) RBS Securities Inc., Barclays Capital Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC, or their respective successors (provided, however, that if any shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Issuer will substitute another Primary Treasury Dealer), and (b) any other Primary Treasury Dealer selected by the Issuer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.
“Revolving Credit Facility” means the Credit Agreement, dated as of June 7, 2013, among Phillips 66 Partners LP, Phillips 66 Partners Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent, The Royal Bank of Scotland PLC and DNB Bank ASA, New York Branch, as co-syndication agents, Mizuho Corporate Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Bank, National Association, as co-documentation agents, and each of RBS Securities Inc., DNB Markets, Inc., Mizuho Corporate Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Capital Markets LLC, as joint lead arrangers and book runners, and the other commercial lending institutions parties thereto, as amended, restated, refinanced, replaced or refunded from time to time.
“Sale-Leaseback Transaction” means the sale or transfer by the Issuer or any Principal Domestic Subsidiary of any Principal Property to a Person (other than the Issuer or a Principal Domestic Subsidiary) and the taking back by the Issuer or any Principal Domestic Subsidiary, as the case may be, of a lease of such Principal Property, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Issuer and a Subsidiary of the Issuer or between Subsidiaries of the Issuer, and (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, repair or improvement, or the commencement of commercial operation of the Principal Property.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.1 and 2.2 of the Base Indenture.
“Subsidiary” means, as to any Person, (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or (2) any general or limited partnership or limited liability company, (a) the sole general partner or member of which is the Person or a Subsidiary of the Person or (b) if there is more than one general partner or member, either (i) the only managing general partners or managing members of such partnership or limited liability company are such Person or Subsidiaries of such Person or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other voting equities of such partnership or limited liability company, respectively.
“Supplemental Indenture” has the meaning ascribed to such term in the first paragraph of the preamble of this Supplemental Indenture.
“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable

Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.
Section 2.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	3.02
“DTC”	3.03
“FATCA”	9.19
“Judgment Currency”	9.17
“Paying Agent”	3.03
“Registrar”	3.03
“Required Currency”	9.17

Section 2.03    Incorporation by Reference of the TIA.
Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The following TIA terms used in the Indenture have the following meanings:
“Commission” means the SEC;
“indenture securities” means the Notes;
“indenture security holder” means a Holder;
“indenture to be qualified” means the Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligors” on the indenture securities means the Issuer and any successor obligor upon the Notes.
All other terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein, are used herein as so defined.
Section 2.04    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    “including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it; and
(g)    provisions apply to successive events and transactions.
ARTICLE 3
THE NOTES
Section 3.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and the Issuer and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.06 hereof.

Section 3.02    Execution and Authentication.
At least one Officer must sign the Notes for the Issuer by manual, facsimile or electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under the Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under the Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 3.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 3.03    Registrar and Paying Agent.
The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent (at its office in Houston, Texas indicated in the definition of Corporate Trust Office of the Trustee in Section 2.01 hereof) and to act as Custodian with respect to the Global Notes.
Section 3.04    Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 3.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Issuer shall otherwise comply with TIA §312(a).
Section 3.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All beneficial interests in the Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1)    the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;
(2)    the Issuer, at its option but subject to DTC’s requirements, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or
(3)    there has occurred and is continuing an Event of Default with respect to the Notes, and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.
Upon the occurrence of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.07 and 3.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.06 or Section 3.07 or Section 3.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.06(b) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures.
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange referred to in clause (1) above.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes to Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests. Other than following an exchange of beneficial interest in a Global Note for Definitive Notes as contemplated by Section 3.06(a)(2), a Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof.
(f)    Legends. In addition to the legend appearing on the face of the form of the Notes in Exhibit A hereto relating to original issue discount, the following legend will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.
(1)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.11 OF THE INDENTURE AND (4) THIS

GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 3.02 hereof or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.10, 4.06 and 7.06 hereof).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuer will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 4.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.02 hereof.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.
Section 3.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is an additional Obligation of the Issuer and will be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 3.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 3.08 as not outstanding. Except as set forth in Section 3.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 4.07(a) hereof.
If a Note is replaced pursuant to Section 3.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, by 11 a.m., New York City time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 3.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor (if any), or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor (if any), will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 3.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of the Indenture.
Section 3.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 3.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 3.13    CUSIP Numbers.
The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.
ARTICLE 4
REDEMPTION AND PREPAYMENT
Section 4.01    Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 4.07 hereof, it must furnish to the Trustee, at least five Business Days prior to the giving of notice of a redemption, an Officers’ Certificate setting forth:
(a)    the clause of the Indenture pursuant to which the redemption shall occur;

(b)    the redemption date;
(c)    the principal amount of Notes to be redeemed; and
(d)    the redemption price (if then determined and otherwise the method of determination).
Section 4.02    Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 3 hereof, by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law); provided, that no partial redemption of any Note will occur if such redemption would reduce the principal amount of such Note to less than $2,000.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption shall become due on the date fixed for redemption. Unless the Partnership defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 4.03    Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 9 hereof.
Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was mailed or sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
The notice will identify the Notes to be redeemed and will state:
(a)    the redemption date;
(b)    the redemption price (if then determined and otherwise the method of determination);
(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;
(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;
(g)    the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    the CUSIP or ISIN number, if any; and
(i)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at the Issuer’s expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to Section 4.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.
Section 4.04    Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 4.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the provisions of the second paragraph of Section 4.03) on the redemption date at the redemption price.

Section 4.05    Deposit of Redemption or Purchase Price.
No later than 11:00 a.m., New York City time, on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or accepted for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.
Section 4.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 4.07    Optional Redemption.
(a)    At any time prior to the Early Call Date, the Issuer may on any one or more occasions redeem the Notes, in whole or in part, at a redemption price, as determined by the Issuer, equal to the greater of:
(1)    100% of the principal amount of the Notes to be redeemed; or
(2)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, in each case, together with accrued but unpaid interest thereon to, but not including, the redemption date.

(b)    Except pursuant to Section 4.07(a), the Notes will not be redeemable at the Issuer’s option prior to the Early Call Date.
(c)    On and after the Early Call Date, the Issuer may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest thereon to, but not including, the redemption date.
(d)    Any redemption pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 4.01 through 4.06 hereof.
Section 4.08    Mandatory Redemption.
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 5
COVENANTS
Section 5.01    Payment of Notes.
The Issuer will pay or cause to be paid the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 5.02    Maintenance of Office or Agency.
The Issuer will maintain in Houston, Texas, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in Houston, Texas for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 5.03    Reports.
(a)    So long as any Notes are outstanding, the Issuer shall:
(1)    during such time as it is subject to the reporting requirements of the Exchange Act, file with the Trustee, within 30 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports that it is required to file with the SEC pursuant to the Exchange Act; and
(2)    during such time as it is not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 30 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act.
(b)    Notwithstanding the foregoing, reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 5.03, provided, that the Trustee shall have no responsibility to determine if such filing has occurred.
(c)    Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this Section 5.03 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 5.03) upon furnishing or filing such report or certification as contemplated by this Section 5.03 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article 7 of the Base Indenture if the principal, premium, if any, and interest have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(d)    Delivery of any reports, information and documents to the Trustee, including pursuant to Section 5.03, is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants pursuant to Article 5 hereof (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.04    Compliance Certificate.
(a)    The Issuer shall, so long as any Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, a statement signed by an Officer, which need not constitute an Officers’ Certificate, complying with TIA §314(a)(4) and stating that in the course of performance by the signing Officer of his or her duties as such Officer, he or she would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuer of its obligations under the Indenture, and further stating that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
(b)    The Issuer will, so long as any Notes are outstanding, deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
Section 5.05    Further Instruments and Acts.
The Issuer shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture.
Section 5.06    Existence.
Subject to the provisions of Article VI, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights (charter and statutory) and franchises of the Issuer, provided that the Issuer shall not be required to preserve any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.
Section 5.07    Taxes.
The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 5.08    Waiver of Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or the Notes; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.09    Liens.
(a)    The Issuer will not, and will not permit any of its Principal Domestic Subsidiaries to, issue, assume or guarantee any Debt for borrowed money secured by any Lien upon any Principal Property of the Issuer or any of its Principal Domestic Subsidiaries, or upon any equity interests of any Principal Domestic Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the date of the Indenture, unless the Notes then outstanding are equally and ratably secured by such Lien for so long as any such Debt is so secured, other than:
(1)    (a) Liens on assets (including improvements and accession thereto and proceeds thereof) existing at the time of the acquisition thereof and (b) conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired, and any additions thereto, proceeds thereof and property in replacement or substitution thereof, so long as no such Lien shall extend to or cover any other property of the Issuer or such Principal Domestic Subsidiary;
(2)    Liens upon any property of the Issuer or any Principal Domestic Subsidiary or any equity interests of any Principal Domestic Subsidiary existing as of the date of the issuance of the Initial Notes;
(3)    Liens upon the property or any equity interests of any entity, which Liens existed at the time such entity became a Subsidiary of the Issuer; provided, however, that such Liens only encumber the property or assets of such entity at the time such entity becomes a Subsidiary of the Issuer, and any additions thereto, proceeds thereof and property or assets in replacement or substitution thereof;
(4)    Liens upon the property or assets of any entity at the time such entity is merged into or consolidated with the Issuer or any Subsidiary of the Issuer or at the time of a sale, lease or other disposition of the properties of an entity (or division thereof) as an entirety or substantially as an entirety to the Issuer or a Subsidiary of the Issuer; provided, however, that such Liens only encumber such entity or the property or assets of such entity, as applicable, at the time of such merger, consolidation or sale, lease or other disposition, and any additions thereto, proceeds thereof and property or assets in replacement or substitution thereof;
(5)    Liens for taxes or assessments or other governmental charges or levies relating to amounts that are not yet delinquent or are being contested in good faith;
(6)    pledges or deposits to secure: (a) any governmental charges or levies; (b) obligations under workers’ compensation laws, unemployment insurance and other social security legislation; (c) performance in connection with bids, tenders, contracts (other than contracts solely for the payment of money) or leases to which the Issuer or any Principal Domestic Subsidiary is a party; (d) public or statutory obligations of the Issuer or any Principal Domestic Subsidiary; and (e) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;
(7)    builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other similar Liens, in the ordinary course of business;
(8)    Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Issuer or any Principal Domestic Subsidiary has not exhausted its appellate rights;
(9)    Liens on deposits or customary netting or offset provisions required by any Person with whom the Issuer or any Principal Domestic Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and Liens in connection with leases (other than capital leases) made, or existing on property acquired, in the ordinary course of business;
(10)    easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially impair the use of such property in the operation of the business of the Issuer and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;
(11)    Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;
(12)    Liens on assets (a) securing all or any portion of the cost of acquiring, constructing, improving, developing, repairing or expanding such assets or (b) securing Debt incurred prior to, at the time of, or within 12 months after the later of the acquisition, the completion of construction, improvement, development, repair or expansion or the commencement of commercial operations of such assets, for the purpose (in the case of this clause (b)) of (x) financing all or any part of the purchase price of such assets or (y) financing all or any part of the cost of construction, improvement, development, repair or expansion of any such assets;

(13)    Liens in favor of the Issuer, one or more Principal Domestic Subsidiaries, one or more wholly owned Subsidiaries of the Issuer or any combination of the foregoing;
(14)    the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in clauses (1) through (13) above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or
(15)    any Lien not excepted by the foregoing clauses; provided that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Issuer or any Principal Domestic Subsidiary secured by all Liens created or assumed under the provisions of this clause (15), together with all net sale proceeds from any Sale-Leaseback Transactions entered into pursuant Section 5.10(b) or 5.10(c) (reduced by the amounts applied pursuant to Section 5.10(c)) shall not exceed an amount equal to 15% of Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien.
(b)    Notwithstanding the foregoing, for purposes of making the calculation set forth in clause (a)(15) of this Section 5.09, with respect to any such secured Debt of a non-wholly-owned Principal Domestic Subsidiary of the Issuer with no recourse to the Issuer or any wholly owned Principal Domestic Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting the Issuer’s pro rata ownership interest in such non-wholly-owned Principal Domestic Subsidiary shall be included in calculating compliance with this Section 5.09.
Section 5.10    Limitation on Sale-Leaseback Transactions.
The Issuer shall not, and shall not permit any of its Principal Domestic Subsidiaries to, engage in a Sale-Leaseback Transaction, unless:
(a)    the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the relevant Principal Property or the date of the completion of construction, development or substantial repair or improvement or commencement of full operations on such Principal Property, whichever is later;
(b)    the Issuer or such Principal Domestic Subsidiary would be entitled under Section 5.09 to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the notes; or

(c)    the Issuer or such Principal Domestic Subsidiary, within a one year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be permitted as set forth in clause (b) of this Section 5.10) to (1) the prepayment, repayment, redemption or retirement of any Debt of the Issuer or any of its Subsidiaries that is not by its terms subordinated to the notes (x) for borrowed money or (y) evidenced by bonds, debentures, notes or other similar instruments, or (2) the acquisition, construction, improvement, repair or expansion of one or more Principal Properties.
Section 5.11    Future Guarantors.
As of the date of this Supplemental Indenture, the Notes shall not be Guaranteed by any of the Issuer’s existing Subsidiaries. If, after the date of this Supplemental Indenture, any of the Issuer’s Subsidiaries (other than Phillips 66 Partners Holdings LLC) Guarantees, becomes a borrower or guarantor under, or grants any Lien to secure any Obligations pursuant to, the Revolving Credit Facility, then the Issuer shall cause such Subsidiary to become a Guarantor by executing a supplement to the Indenture and delivering such supplement to the Trustee promptly (but in any event, within 30 days of the date on which it guaranteed or incurred such Obligations or granted such Lien, as the case may be).
ARTICLE 6
SUCCESSORS
Section 6.01    Consolidation, Merger, Conveyance or Transfer.
(a)    The Issuer may not consolidate with or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets and the properties or assets of its Subsidiaries (taken as a whole with the properties or assets of the Issuer) to another Person in one or more related transactions, unless:
(1)    either: (a) in the case of a merger or consolidation, the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person formed, organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made expressly assumes all of the Issuer’s Obligations under the Notes and the Indenture, including the Issuer’s Obligation to pay all principal of, premium, if any, and interest on, the Notes pursuant to the Indenture;
(3)    the Issuer delivers an Officers’ Certificate and Opinion of Counsel to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection therewith comply with the Indenture and that all conditions precedent set forth in the Indenture have been complied with; and
(4)    immediately after giving effect to the transaction, no Event of Default or default under the Indenture will have occurred and be continuing.
Section 6.02    Successor Issuer Substituted.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets, of the Issuer in accordance with Section 6.01, the successor person formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor person has been named as the Issuer herein; provided, however, that the predecessor Issuer in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under the Indenture and the Notes.
ARTICLE 7
AMENDMENT, SUPPLEMENT AND WAIVER
Section 7.01    Without Consent of Holders of Notes.
Notwithstanding Section 7.02 of the Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors, if any, and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees:
(a)    to cure any ambiguity, defect or inconsistency;
(b)    to comply with Article 6;
(c)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(d)    to surrender any of the Issuer’s rights or powers under the Indenture;
(e)    to add covenants or events of default for the benefit of the holders of Notes;
(f)    to comply with the applicable procedures of the applicable Depositary;
(g)    make any change that does not adversely affect the rights of any Holder as determined in good faith by the Issuer, as evidenced in an Officers’ Certificate delivered to the Trustee;
(h)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(i)    to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Issuer’s Prospectus Supplement dated February 18, 2015, relating to the offering of the Initial Notes;
(j)    to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;
(k)    to evidence the succession of another person to the Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and Obligations of such Issuer the pursuant to Article 6;
(l)    to add any Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided in the Indenture; or
(m)    to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded.
Section 7.02    With Consent of Holders of Notes.
The Issuer and the Trustee may enter into a supplemental indenture with the written consent of the Holders of a majority in principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes. Except as provided in Section 6.13 of the Base Indenture, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive compliance by the Issuer with any provision of the Indenture or the Notes.
It shall not be necessary for the consent of the Holders of Notes under this Section 7.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 7.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 7.03    Limitations.
Without the consent of each Holder affected, an amendment or waiver may not:
(a)    reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the rate of or extend the time for payment of interest (including default interest) on any Note;

(c)    reduce the principal or change the Maturity Date;
(d)    waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Note (except in connection with a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the outstanding Notes and a related waiver of the payment default that resulted from such acceleration);
(e)    make the principal of or interest, if any, on any Note payable in any currency other than Dollars;
(f)    make any change in Sections 6.08 or 6.13 of the Base Indenture or this clause (f); or
(g)    waive a redemption payment with respect to any Note, provided that such redemption is made at the Issuer’s option.
Section 7.04    Compliance with Trust Indenture Act.
Every amendment to the Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 7.05    Revocation and Effect of Consents.
Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion thereof if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Holder of Notes affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 7.03. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 120-day period.

Section 7.06    Notation on or Exchange of Notes.
The Issuer or the Trustee may place an appropriate notation about an amendment or waiver on any Notes thereafter authenticated. The Issuer in exchange for the Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.
Section 7.07    Trustee Protected.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1 of the Base Indenture) shall be fully protected in relying upon, an Opinion of Counsel or an Officers’ Certificate, or both, complying with Section 9.04 as conclusive evidence that such amendment or supplement is authorized or permitted by the Indenture. The Trustee shall sign all supplemental indentures upon delivery of such an Officers’ Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.
ARTICLE 8
GUARANTEE
Section 8.01    Unconditional Guarantee.
(a)     Notwithstanding any provision of this Article 7 to the contrary, the provisions of this Article 7 shall be applicable only if the Issuer is required to cause one of its Subsidiaries to deliver a supplemental indenture pursuant to Section 5.11.
(b)    For value received, each Guarantor shall, jointly and severally, fully, unconditionally and absolutely guarantee to the Holders and to the Trustee the due and punctual payment of the principal of and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Issuer, when and as such principal and interest shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Notes and the Indenture, subject to the limitations set forth in Section 8.02.
(c)    Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantors hereby agrees that its Obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee (including the Guarantee of any other Guarantor) or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors. Each Guarantor hereby agrees that, in the event of a default in payment of the principal of or interest on the Notes entitled to the Guarantee of such Guarantor, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Issuer or any other Guarantor.
(d)    Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or any of the Guarantors, and all demands whatsoever and (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its Obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it. Each Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by any person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
(e)    Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture and the Guarantee; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes entitled to the Guarantee of such Guarantor and the Guarantee shall have been paid in full or discharged.
Section 8.02    Limitation on Guarantors’ Liability.
Each Guarantor by its acceptance hereof and each Holder of a Note entitled to the benefits of the Guarantee hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each Holder of a Note entitled to the benefits of the Guarantee and each Guarantor hereby irrevocably agrees that the Obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under the Guarantee, not result in the Obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Section 8.03    Release of Guarantors from Guarantee.
(a)    Notwithstanding any other provisions of the Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Sections 8.1, 8.3 and 8.4 of the Base Indenture and in this Section 8.03. Provided that no Default shall have occurred and shall be continuing under the Indenture, the Guarantee incurred by a Guarantor pursuant to this Article 8 shall be unconditionally released and discharged

(1)    in connection with any sale or other disposition of all or substantially all of the properties or assets of, or all of our direct or indirect limited partnership, limited liability company or other equity interests in, that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Issuer;
(2)    upon the merger of the Guarantor into us or any other Guarantor or the liquidation or dissolution of the Guarantor; or
(3)    upon delivery of written notice to the Trustee of the release of all guarantees or other Obligations of the Guarantor under our Revolving Credit Facility.
(b)    Upon receipt of a written request of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that any Guarantor is entitled to release from the Guarantee in accordance with the provisions of the Indenture, the Trustee shall sign an appropriate instrument delivered to it evidencing the release of such Guarantor from the Guarantee. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes entitled to the benefits of the Guarantee as provided in the Indenture, subject to the limitations of Section 8.02.
(c)    If at any time following any release of a Guarantor from its guarantee of the notes pursuant to Section 7.03(a)(3), such entity again guarantees Obligations under our Revolving Credit Facility, then the Issuer shall cause such entity to again guarantee the Notes in accordance with the Indenture.
ARTICLE 9
MISCELLANEOUS
Section 9.01    Trust Indenture Act Controls.
If any provision of the Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in the Indenture by the TIA, such required or deemed provision of the TIA shall control.
Section 9.02    Notices.
Any notice or communication by the Issuer or the Trustee to the other, or by a Holder to the Issuer, the Guarantors or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery:
If to any of the Issuer and any Guarantors:
Phillips 66 Partners LP
3010 Briarpark Drive
Houston, Texas 77042
Attention:     Paula A. Johnson

Telephone:    (855) 283-9237

with a copy to:

Latham & Watkins LLP
811 Main Street
Suite 3700
Houston, Texas 77002
Attention:     Brett E. Braden
David J. Miller
Telephone:    (713) 546-5400
Facsimile:    (213) 546-5401

If to the Trustee:

The Bank of New York Mellon Trust Company, National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention:    Corporate Trust Administration
Telephone:    (713) 483-6536
Facsimile:    (713) 483-6954

The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Holder shall be sent electronically or by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of any Notes or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other Notes.
If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.
If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 9.03    Communication by Holders with Other Holders.
The Holders of the Notes may communicate pursuant to TIA § 312(b) with the other Holders of the Notes or any other series of securities issued pursuant to the Base Indenture with respect to their rights under the Indenture or the Notes or such other series. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 9.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under the Indenture, the Issuer shall, if requested by the Trustee, furnish to the Trustee:
(a)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 9.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:
(a)    a statement that the person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 9.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 9.07    Legal Holidays.
Unless otherwise provided by Board Resolution or Officers’ Certificate, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 9.08    No Recourse Against Others.
A director, officer, employee, unitholder or stockholder (past or present), as such, of the Issuer, the General Partner or their respective Affiliates, or a Guarantor shall not have any liability for any Obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Section 9.09    Counterparts.
The Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
The exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 9.10    Governing Law.
THE INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 9.11    No Adverse Interpretation of Other Agreements.
The Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 9.12    Successors.
All agreements of the Issuer and the Guarantors in the Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Indenture shall bind its successor.
Section 9.13    Severability.
In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 9.14    Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 9.15    Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.16    Act of Holders.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 9.16.
The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Holder list maintained under Section 3.05 hereunder.
Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of Notes shall bind every future Holder of the same Notes and the holder of each Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.
If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.
The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.
Section 9.17    Judgment Currency.
The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures a person could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures a person could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its Obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
Section 9.18    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 9.19    FATCA
In order to comply with applicable tax laws, rules and regulations under Sections 1471-1474 of the Code (including directives, guidelines and interpretations promulgated by competent authorities), in effect from time to time (“FATCA”), the Issuer agrees (i) upon request, to provide to the Trustee any tax-related information about Holders or any taxable transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Issuer, so that the Trustee can determine whether it has tax-related obligations under FATCA and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to Holders under the Indenture to the extent necessary to comply with FATCA.
[Signatures on following page]

SIGNATURES

Dated as of February 23, 2015

PHILLIPS 66 PARTNERS LP
By: Phillips 66 Partners GP LLC

By: /s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: /s/ Jonathan Glover
Name: Jonathan Glover
Title: Vice President and Transaction Manager

Signature Page Second Supplemental Indenture

EXHIBIT A

[Face of Note]

CUSIP 718549 AB4
ISIN US718549AB44

3.605% Senior Notes due 2025

No. ___    $____________
PHILLIPS 66 PARTNERS LP
promises to pay, to __________________ or registered assigns, the principal sum of _______________________ DOLLARS of the United States of America [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 15, 2025.
Interest Payment Dates: February 15 and August 15
Record Dates: February 1 and August 1
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

Dated: _______________, 20__
PHILLIPS 66 PARTNERS LP
By: Phillips 66 Partners GP, LLC

By:
Name:
Title:

Certificate of Authentication:
This is one of the Notes referred to in the within-mentioned Indenture:
The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

[Back of Note]

3.605% Senior Note due 2025
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)INTEREST. Phillips 66 Partners LP (the “Issuer”) promises to pay or cause to be paid interest on the principal amount of this Note at 3.605% per annum from February 23, 2015 until maturity. The Issuer will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 15, 2015. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), from time to time at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within Houston, Texas, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, or interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Issuer issued the Notes under an Indenture dated as of February 23, 2015 (the “Base Indenture”) among the Issuer and the Trustee, as amended and supplemented by the Second Supplemental Indenture thereto of even date therewith (the Base Indenture, as so supplemented and amended, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured Obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)    At any time prior to November 15, 2024 (the “Early Call Date”), the Issuer may on any one or more occasions redeem the Notes, in whole or in part, at a redemption price, as determined by the Issuer, equal to the greater of:
(A)    100% of the principal amount of the Notes to be redeemed; or
(B)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, in each case, together with accrued but unpaid interest thereon to, but not including, the redemption date.
(b)    Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to the Early Call Date.
(c)    On and after the Early Call Date, the Issuer may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest thereon to, but not including, the redemption date.
(6)    MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 9 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.
(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes or similar governmental charge permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(9)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(10)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Guarantees (if in existence) may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to comply with Article 6 of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to surrender any of the Issuer’s rights or powers under the Indenture; to add covenants or events of default for the benefit of the Holders of Notes; to comply with the applicable procedures of the applicable Depositary; make any change that does not adversely affect the rights of any Holder as determined in good faith by the Issuer, as evidenced in an Officers’ Certificate delivered to the Trustee; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; to conform the text of the

Indenture or the Notes to any provision of the “Description of Notes” section of the Issuer’s Prospectus Supplement dated February 18, 2015, relating to the offering of the Initial Notes; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to evidence the succession of another person to the Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of such Issuer the pursuant to Article 6; and to add any Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided in the Indenture; or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded.
(11)    DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment of any interest on any the Notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuer with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period);(ii) default in the payment of principal of the Notes on the Maturity Date; (iii) default in the performance or breach of any covenant or agreement of the Issuer in the Indenture (other than defaults pursuant to paragraphs (i) or (ii) above), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, (a) to the Issuer by the Trustee or (b) to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; (iv) the Issuer pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Issuer in an involuntary case, (b) appoints a Custodian of the Issuer or for all or substantially all of its property, or (c) orders the liquidation of the Issuer, and the order or decree remains unstayed and in effect for 90 days. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase any Notes). The Issuer is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuer is required, within 30 days of becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.
(12)    NO RECOURSE AGAINST OTHERS. A director, officer, employee, unitholder or stockholder (past or present), as such, of the Issuer, the General Partner or their respective Affiliates, or a Guarantor shall not have any liability for any Obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
(13)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(14)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(15)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers or corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(16)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES, IF ANY.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Phillips 66 Partners LP
3010 Briarpark Drive
Houston, Texas 77042
Attention:     Vice President and Treasurer
Telephone:    (832) 765-3994

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

    (Insert assignee’s legal name)

    (Insert assignee’s soc. sec. or tax I.D. no.)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________
Your Signature:

    (Sign exactly as your name appears on the face of this Note)
Tax Identification No.________________________
Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This Schedule should be included only if the Note is issued in global form.